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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


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                                   FORM 8-K

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               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                     DATE OF REPORT:   SEPTEMBER 15, 1998
              (DATE OF EARLIEST EVENT REPORTED: AUGUST 31, 1998)


                        GROUP MAINTENANCE AMERICA CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    TEXAS                         1-13565                      76-0535259
(STATE OR OTHER                 (COMMISSION                  (I.R.S. EMPLOYER
 JURISDICTION                   FILE NUMBER)                IDENTIFICATION NO.)
OF INCORPORATION)





 8 GREENWAY PLAZA, SUITE 1500
       HOUSTON, TEXAS                                                 77046
(ADDRESS OF PRINCIPAL EXECUTIVE                                     (ZIP CODE)
         OFFICES)




       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 860-0100



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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

     On August 31, 1998, Group Maintenance America Corp. (the "Company") completed the acquisition of Romanoff Electric Corp., an Ohio corporation ("Romanoff"). The Company acquired Romanoff pursuant to a merger (the "Merger") of Romanoff Electric Acquisition Corp.("REAC"), a wholly-owned subsidiary of the Company, with and into Romanoff. The Merger was effected in accordance with the Agreement and Plan of Merger (the "Merger Agreement") dated as of August 31, 1998, among the Company, REAC, Romanoff, and the shareholders of Romanoff. A copy of the Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. Romanoff was the surviving corporation of the Merger. The purchase price paid or to be paid by the Company for Romanoff consists of $17.4 million in cash, $4.0 million in notes payable and 0.8 million shares of the Company's common stock, par value $.001 per share ("Common Stock").

     Substantially all of the stockholders of Romanoff prior to the Merger will be employed by the surviving corporation after the Merger. After the Merger, Romanoff shall continue to lease a facility from a partnership of which three former shareholders of Romanoff (Matthew Romanoff, Cynthia Romanoff and Pamela Romanoff) own partnership interests.

     Romanoff is engaged in the business of providing electrical and communication network installation, maintenance and repair services for large commercial and industrial customers in the Toledo, Ohio marketplace. The assets of Romanoff consist primarily of cash, accounts receivable, inventory, equipment, vehicles and goodwill. The Company expects that Romanoff will continue to conduct its business in substantially the same manner as conducted before the Merger.

     The cash portion of the consideration paid by the Company in connection with the Merger was provided pursuant to loans made under a Credit Agreement dated as of June 12, 1998 (the "Credit Agreement") among the Company, certain subsidiaries of the Company, Chase Bank of Texas, National Association, as Agent, Paribas and ABN AMRO Bank, N.V., as Co-Agents, and the banks named
therein (the "Lenders").   Under the Credit Agreement, a syndicate of banks
agreed to provide up to $125 million of financing to the Company on a secured basis. A list of the Lenders is set forth on Exhibit 99 which is incorporated herein by reference.

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ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of businesses acquired.

     Financial statements with respect to Romanoff Electric Corp. are not included with this report but will be filed by amendment on or before November 14, 1998.

     (b)  Pro forma financial information.

     Pro forma financial statements of the Company reflecting the acquisition of Romanoff Electric Corp. are not included with this report but will be filed by amendment on or before November 14, 1998.

     (c)  Exhibits.

     The following exhibits are filed with this report:

2.1 Agreement and Plan of Merger dated as of August 31, 1998 among the Company, Romanoff Electric Acquisition Corp., Romanoff Electric Corp. and the shareholders of Romanoff Electric Corp.

99        List of Lenders under the Credit Agreement.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              GROUP MAINTENANCE AMERICA CORP.



                                              By:   /s/ Randolph W. Bryant
                                                 ______________________________
                                                        Randolph W. Bryant
                                                       Senior Vice President
                                                        and General Counsel

Date:   September 15, 1998

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                               INDEX OF EXHIBITS


2.1 Agreement and Plan of Merger dated as of August 31, 1998 among the Company, Romanoff Electric Acquisition Corp., Romanoff Electric Corp. and the shareholders of Romanoff Electric Corp.

99        List of Lenders under the Credit Agreement.